Exhibit 10.1
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MANAGEMENT AGREEMENT

BY AND BETWEEN

TRUMP TAJ MAHAL ASSOCIATES, LLC

AND

TEI MANAGEMENT SERVICES LLC

AND

IEH INVESTMENTS I, LLC

DATED AS OF MARCH 1, 2016

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ARTICLE 9 INSURANCE AND INDEMNITY	22
9.01 Property Insurance	22
9.02 Liability Insurance; Miscellaneous Coverages	22
9.03 Manager Insurance	24
9.04 Insurance Standards and Requirements	24
9.05 Indemnity	24
9.06 Insurance Coverage	25
ARTICLE 10 DAMAGE TO AND DESTRUCTION OF Taj Mahal	25
10.01 Owner to Restore	25
10.02 Limitation on Restoration	25
ARTICLE 11 CONDEMNATION	26
11.01 Total Condemnation	26
11.02 Partial Condemnation	26
ARTICLE 12 RELATIONSHIP AND AUTHORITY; INTELLECTUAL PROPERTY	27
12.01 Relationship and Authority	27
12.02 Intellectual Property	27
ARTICLE 13 TERMINATION	28
13.01 Owner’s Right to Terminate Without Cause	28
13.02 Owner’s Right to Terminate With Cause	28
13.03 Manager’s Right to Terminate	29
13.04 Payments Upon Termination of the Agreement	29
13.05 Rights Upon Termination	30
13.06 Assignment of Contracts	30
ARTICLE 14 REGULATORY REQUIREMENTS	30
14.01 Gaming Laws	30
14.02 Liability for Violation of Gaming Laws	31
14.03 Effectiveness of this Agreement	31
ARTICLE 15 REPRESENTATIONS AND WARRANTIES	31
15.01 Manager Representations and Warranties	31
15.02 Owner Representations and Warranties	32
15.03 General Warranties	34

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ARTICLE 16 SUCCESSORS AND ASSIGNS	34
16.01 No Assignment without Consent	34
16.02 Non-Disturbance and Attornment	34
16.03 Assigns Bound	34
ARTICLE 17 NOTICES	35
17.01 Notices	35
ARTICLE 18 GENERAL PROVISIONS	37
18.01 Amendments	37
18.02 Confidentiality	37
18.03 Public Statements	38
18.04 Governing Law	39
18.05 Trial by Jury	39
18.06 Waiver of Certain Damages	40
18.07 Savings Clause	40
18.08 Force Majeure	41
18.09 Waiver	41
18.10 Entire Agreement	41
18.11 Liability	41
18.12 No Third Party Beneficiaries	41
18.13 Standard of Reasonableness	41
18.14 Further Assurances	41
18.15 Counterparts	42
18.16 Liens	42
18.17 Headings	42
18.18 Consents	42
18.19 Interpretation	42
18.20 Interest	42
18.21 No Waivers	42

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MANAGEMENT AGREEMENT
THIS MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of March 1, 2016 by and between Trump Taj Mahal Associates, LLC (“TTMA”), a New Jersey limited liability company (the “Owner”), TEI MANAGEMENT SERVICES LLC, a Delaware limited liability company (the “Manager”) and IEH Investments I, LLC (the “Guarantor” and, collectively with Owner, and Manager the “Parties” or each individually, a “Party”).
W I T N E S SE T H:
WHEREAS, Guarantor is in the process of acquiring ownership of Trump Entertainment Resorts, Inc. (“TER”);
WHEREAS, Owner and Trump Plaza Associates, LLC (“TPA”) are indirect, wholly owned subsidiaries of TER;
WHEREAS, Owner owns and operates that certain casino-hotel complex known as the Taj Mahal Casino Hotel located in Atlantic City, New Jersey (the “Taj Mahal”);
WHEREAS, TPA is the owner of the former casino-hotel complex known as the Trump Plaza Casino Hotel located in Atlantic City, New Jersey (the “Plaza Property”);
WHEREAS, Manager, through certain of its Affiliates (as defined herein), has experience in gaming, casino, and hotel operations and management and the ability to manage and assist with the operation of the Taj Mahal on behalf of Owner and to provide consultation and recommendations to Owner with respect to the Plaza Property;
WHEREAS, Owner desires for Manager to manage and assist with the operation of the Taj Mahal;
WHEREAS, Owner desires for Manager to provide consultation and recommendations to Owner with respect to the Plaza Property;
WHEREAS, Manager is willing to manage and assist with the operation of the Taj Mahal on behalf of Owner and to provide consultation and recommendations to Owner with respect to the Plaza Property, all in accordance with the terms and pursuant to the conditions set forth in this Agreement; and
WHEREAS, the Parties desire, effective upon the closing of the acquisition of the TER by Guarantor and the receipt of all Regulatory Approvals, as defined herein, to enter into this Agreement for the complete management of all casino space and related facilities, amenities, services and properties associated with Taj Mahal, all in accordance with the terms of this Agreement and for such a duration as to assure reasonable continuity, stability and independence in the management of the casino gaming operations of Taj Mahal.

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NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises, representations, warranties, understandings, undertakings and covenants herein contained, and intending to be legally bound thereby, the Parties hereby covenant and agree as follows:
ARTICLE 1
DEFINED TERMS
In addition to the terms defined elsewhere in this Agreement, the following terms shall have the respective meanings specified below:
1.01    “Act” shall mean the New Jersey Casino Control Act, N.J.S.A 5:12-1 et seq., as the same may be amended from time to time.
1.02    “Affiliate” shall mean, with respect to any specified Person, any other Person (as defined herein) directly or indirectly controlling or controlled by or under direct or indirect common control with, or any general partner or managing member in, such specified Person. An Affiliate of a Person includes, without limitation, (i) any officer or director of such Person; (ii) any record or beneficial owner of more than 10% of any class of ownership interests of such Person; and (iii) any Affiliate of the foregoing. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
1.03    “Applicable Laws” shall mean all applicable laws, statutes, regulations, codes, bylaws, ordinances, treaties, orders, judgments, decrees, directives, rules, guidelines, policies and other requirements of any Governmental Authority (as defined herein).
1.04    “Approved Budget” shall have the meaning set forth in Section 6.01(a).
1.05    “Approved Operating Plan” shall have the meaning set forth in Section 6.01(a).
1.06    “Base Management Fee” shall have the meaning set forth in Section 7.01(a).
1.07    “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, or Atlantic City, New Jersey are not open for business.
1.08    “Capital Improvements” shall mean any addition or other improvements to the Taj Mahal, and any furnishing and equipping of the same, the cost of which is capitalized and depreciated in accordance with GAAP (as defined herein).

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1.09    “Capital Replacements” shall mean any alteration, rebuilding, improvement, or renovation of the Taj Mahal, and any furnishing and equipping of the same, the cost of which is capitalized and depreciated in accordance with GAAP.
1.10    “Casino” shall mean the Taj Mahal and/or the Casino Business (as defined herein), as applicable.
1.11    “Casino Business” shall mean all business activities at or relating to the Casino, including, without limitation, (a) the conduct of all Gaming (as defined herein) activities, (b) the operation of the hotel (including without limitation, food service, room reservations and booking, related maintenance and storage activities, parking operations, food & beverage outlets, retail outlets and entertainment facilities which are operated directly by Owner or operated by others under lease or contract, and (c) Gaming functions including cage and count room operations, security, and day-to-day management of surveillance and internal audit functions (subject to the requirements of the Act and Owner’s Audit Committee (see Section 8.07) supervision), and (d) administrative functions (including but not limited to marketing, advertising, purchasing, facilities, finance, human resources, information technology, entertainment, convention and group sales and risk management).
1.12    “Casino License” shall mean the license and casino hotel alcoholic beverage license the Owner holds in order to own and operate the Taj Mahal.
1.13    “Casino Service Industry Enterprise License” shall mean, in accordance with N.J.S.A. 5:12-82(c)(7) and N.J.S.A. 5:12-92(a), the license issued to Manager by the applicable Gaming Authorities, and/or the issuance of any transactional waiver deemed necessary by the Gaming Authorities to the Owner and Manager pending the issuance of the Casino Service Industry Enterprise License to the Manager, that enables Manager to perform the services under this Agreement.
1.14    “Certified Financial Statements” shall have the meaning set forth in Section 4.03.
1.15     “Change of Control” shall mean an event or series of events occurring after the date hereof by which any Person (other than Owner, or any Affiliate of Owner other than the Manager) becomes the direct or indirect beneficial owner of a majority of the membership or other voting equity interests of Owner.
1.16    “Commencement Date” shall mean the date upon which TER is acquired by the Guarantor, and all other conditions of this Agreement, including Regulatory Approvals, are met.
1.17    “Commission” shall mean the New Jersey Casino Control Commission.
1.18    “Condemning Authority” shall have the meaning set forth in Section 11.01.
1.19    “Confidential Information” shall have the meaning set forth in Section 18.02(c).

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1.20    “Customer Data Base” shall mean all data and information related to Persons that visit the Casino or activities by Persons at the Casino.
1.21    “Disclosing Party” shall have the meaning set forth in Section 18.02(a).
1.22    “Division” shall mean the New Jersey Division of Gaming Enforcement.
1.23    “EBITDAM” shall mean, for each fiscal year during the Initial Term (as defined herein) or the Renewal Term (as defined herein), including any fiscal year prorated in accordance with Section 7.02(a), earnings before interest, taxes, depreciation, amortization and Management Fees (as defined herein) related to the Casino and the Casino Business. For the purpose of calculating EBITDAM, the effects of any non-recurring items, including, but not limited to tax credits related to prior tax years (including any real estate tax credits), shall be excluded from each year’s calculation of EBITDAM. EBITDAM shall be computed without regard to “extraordinary items” of gain or loss as that term shall be defined by GAAP (as defined herein).
1.24    “FF&E” shall mean all furniture, fixtures and equipment required or customary (now or in the future) for the proper and efficient operation of the Casino. FF&E shall not include Operating Supplies or Inventories, as both terms are defined herein.
1.25    “GAAP” shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) (as modified by the Uniform System of Accounts), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination.
1.26    “Gaming” shall mean table game operations (including, but not limited to, blackjack, baccarat, roulette, craps, mini-baccarat, pai gow, poker and pai gow poker), coin-operated machines or slot machines, casino simulcasting, Internet Gaming (as defined herein), and any other casino-type games or other gaming approved for operation at or related to the Casino under Owner’s Casino License, Owner’s Operation Certificate (as defined herein), or Internet Gaming Permit (as defined herein) during the Term (as defined herein) of this Agreement.
1.27    “Gaming Authority” or “Gaming Authorities” shall mean those federal, state, local and other governmental, regulatory and administrative authorities, instrumentalities, agencies, commissions, boards, bodies and officials responsible for or involved in the regulation of gaming or gaming activities or the ownership of an interest in any Person that conducts gaming in any jurisdiction and, within the State of New Jersey, specifically, the Commission and the Division.

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1.28    “Gaming Equipment” shall have the meaning as set forth in N.J.S.A. 5:12-23 and N.J.S.A. 5:12-100.
1.29    “Gaming Laws” shall mean all applicable constitutions, treatises, laws and statutes (including, the Act) pursuant to which any Gaming Authority possesses regulatory, licensing or permitting authority over the Casino Business or activities of the Manager or any of its subsidiaries in any jurisdiction, and all rules, rulings, orders, ordinances and regulations of any Gaming Authority applicable to the gambling, casino, gaming businesses or casino or casino-related activities of Manager, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.
1.30    “Gaming Licenses” shall mean the Casino License, the Internet Gaming Permit (as defined herein), the Casino Service Industry Enterprise License and any other license, permit or other authorization required to conduct, or obtained or held in connection with the conduct of, Gaming that is granted or issued to Owner or Manager by the applicable Gaming Authorities, including any transactional waiver granted or issued by the applicable Gaming Authorities.
1.31    “Governmental Authority” shall mean any governmental authority including any ministry, department, agency, entity or other body exercising executive, legislative, regulatory or administrative functions of government, including a Gaming Authority.
1.32    “Gross Gaming Revenues” shall mean the net win from Gaming activities, which is the difference between gaming wins and losses.
1.33    “Gross Revenues” shall mean for any period all revenues, receipts and income of every kind received or accrued, directly or indirectly, from the operation of the Casino (or any portion thereof), calculated on an accrual basis and determined in accordance with GAAP, including, without limitation, the following: (a) Gross Gaming Revenue; (b) all revenues derived from (i) hotel room sales, (ii) the sale of all meeting and catering services, (iii) rental of meeting areas and other Casino facilities, (iv) the sale of food and beverages, (v) sales of tickets, merchandise and other revenues in connection with entertainment events, (v) charges for closed-circuit television or other audio-visual services, (vi) sales of sundries and merchandise, (vii) parking fees, (viii) video game revenues, and (ix) revenues from all other goods and services provided at the Casino; (c) revenues from the operation of any vending machines, to the extent payable to Owner or Manager on behalf of Owner (rather than the gross revenues of such vending machines); and (d) rents and license fees from any manager, sub-manager, concessionaire, licensee or other Person, to the extent payable to Owner or to Manager on behalf of Owner (rather than gross revenues of such Persons). Gross Revenues shall not include: (i) any gratuities received by or payable to Casino employees; (ii) gaming taxes, excise, sales, value added, use or occupancy taxes or charges imposed by Governmental Authorities that are collected directly from patrons or guests; (iii) condemnation awards, proceeds from sales in lieu of condemnation, casualty insurance proceeds and

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similar extraordinary receipts (other than business interruption proceeds and any other portion of such awards or receipts representing compensation for loss of items of Gross Revenues); (iv) proceeds from the sale, financing or refinancing of the Casino (or any portion thereof) or FF&E made in the ordinary course of replacement of such items; (v) security deposits or other amounts received by Owner or by Manager from third parties to compensate for damage to the Casino; (vi) rebates, refunds, discounts or credits received in the course of obtaining Gross Revenues; (vii) room reservation and other advance deposits not yet credited to room rental; (viii) any funds provided by Owner to Manager; and (ix) interest, if any, on all bank accounts related to the Casino.
1.34    “Guarantor” shall have the meaning set forth in the Preamble.
1.35    “Guaranty” shall have the meaning set forth in Section 7.02(c).
1.36    “Home Office Employees” shall mean certain employees of the Manager or its Affiliates other than Owner who are engaged by and through the corporate headquarters of the Manager or its Affiliates other than Owner and not working directly for the Casino on a full-time, part-time or temporary basis.
1.37    “Impositions” shall mean all taxes (including all ad valorem, sales (including those imposed on lease rentals)), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Taj Mahal or Casino Business (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of the Casino or Gaming activities at or related to the Casino.
1.38    “Incentive Management Fee” shall have the meaning set forth in Section 7.01(b).
1.39    “Indemnified Parties” shall have the meaning set forth in Section 9.05.
1.40    “Initial Term” shall have the meaning set forth in Section 2.01.
1.41    “Intellectual Property” shall mean any and all of the following which are owned by, issued to, licensed to, or used or held for use by or on behalf of a Party, namely (a) trademarks, service marks, trade names, doing business as names, slogans, logos, trade dress, and other similar designations of source or origin, whether registered, unregistered, together with the goodwill for any of the foregoing; (b) copyrights and copyrighted works, mask works, moral rights or other literary property or authors’ rights, computer programs (whether in source code, object code or other form), and all works of authorship

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whether registered or unregistered; (c) inventions, improvements and technology (whether or not patentable or reduced to practice), patents, letters patent, utility models, industrial rights, patent applications, provisional applications, and patent disclosures; (d) trade secrets and other confidential information, know-how, proprietary processes, products, data, databases, designs, devices, research and development, customer and vendor lists, pricing and cost information, business and marketing plans and proposals, compositions, concepts, tools, formulae, algorithms, models, and methodologies; (e) websites, social media accounts, uniform resource locators (or “URL’s”), and domain names; and (f) all other intangible properties and other proprietary rights, interests and protections, however arising, used or held for use in or otherwise relating to such Party’s business.
1.42    “Interest Rate” shall have the meaning set forth in Section 18.21.
1.43    “Internet Gaming” shall have the meaning set forth in the Act.
1.44    “Internet Gaming Permit” shall mean a permit issued by the Division and held by Owner or its Affiliate other than Manager at the direction or request of Owner, pursuant to which the Casino is entitled to engage in Internet Gaming.
1.45    “Inventory” shall mean “Inventories” as such term is used in the Uniform System of Accounts (as defined herein).
1.46    “Legal Requirements” shall mean, with respect to the Casino, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of a Governmental Authority, including, but not limited to, requirements affecting the Casino or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, at any time in force affecting the Casino or any part thereof.
1.47    “Licensee” shall have the meaning set forth in Section 12.02(a).
1.48    “Licensing Impairment” shall mean the failure, after notice and a reasonable opportunity to cure (to the extent such cure is then available under applicable law), of any Party or any of its Affiliates other than the other Party to obtain, maintain or satisfy, as applicable, all of the various regulatory approvals and conditions to which Owner, Manager and their respective Affiliates other than each other, and activities are subject. For purposes of clarity, a Licensing Impairment may include any relationship, conduct or determination by a Gaming Authority that may impair the ability of a Person to receive or retain a gaming license, a qualification determination, or a suitability determination in any federal, state, county or municipal jurisdiction.
1.49    “Licensor” shall have the meaning set forth in Section 12.02(a).
1.50    “Losses” shall have the meaning set forth in Section 9.05.

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1.51    “Managed Casino Properties” shall mean all properties and casinos in the United States that are managed by the Manager or its Affiliates, including all such properties and casinos that are owned in whole or in part by the Manager or its Affiliates other than Owner.
1.52    “Management Fees” shall mean the Base Management Fee and the Incentive Management Fee.
1.53    “Manager” shall have the meaning set forth in the Preamble.
1.54    “Manager’s Condemnation Claim” shall have the meaning set forth in Section 11.01.
1.55    “Manager’s Loss” shall have the meaning set forth in Section 10.02.
1.56    “Net Revenue” shall mean Gross Revenues less Promotional Allowances (as defined herein).
1.57    “Operating Expenses” shall mean with respect to any period, the operating costs and expenses incurred by Owner or Manager in operating the Casino computed in accordance with the Uniform System of Accounts and GAAP, including, without limitation, the following: (a) all costs of sales, salaries, wages, fringe benefits, incentives and bonuses, payroll taxes, social security taxes and other employee costs, fringe benefits and other usual and customary incidental employee benefits paid to or for Casino employees and employees involved in Gaming at or related to the Casino; (b) departmental, administrative and general expenses of the Casino and the cost of advertising and business promotion, heat, light and power, routine repairs, maintenance and minor alterations; (c) the cost of Inventories and Operating Supplies (as defined herein) consumed in the operation of the Casino; (d) the cost of routine Capital Improvements as permitted or required under the Casino’s Approved Budget; (e) the cost for Capital Replacements as permitted or required under the Casino’s Approved Budget; (f) the cost of utilities; (g) a reserve, as determined in Manager’s reasonable discretion with Owner’s approval, for uncollectible accounts receivable; (h) the cost of insurance premiums and other related costs and expenses for policies of liability, casualty, business interruption and other insurance maintained by or on behalf of Owner; (i) the cost of any food and beverages sold or consumed at the Casino; (j) advertising, promotion, publicity and public relation expenses in accordance with the marketing plan developed by Manager and approved for implementation by the Owner; (k) the cost of maintaining the books and records of the Casino; (l) expenses incurred in connection with the audit of the financial statements of the Casino as provided in this Agreement; (m) the cost and expense of any attorneys, accountants, auditors or other third parties who perform services authorized or permitted hereunder; (n) the cost and expense of any technical consultants and operational experts engaged for specialized services in connection with any non-routine work authorized by Manager with Owner’s approval; (o) the amount of any paid Impositions; (p) the Management Fees; (q) the Out-of-Pocket Expenses (as defined herein); (r) the cost of contracts for goods and services necessary or advisable in connection with the operation of the Casino; (s) any credit card or

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travel agent commissions that arise from Manager’s operation of the Casino; and (t) any other cost or expense reasonably necessary for the proper and efficient operation of the Casino or specifically identified as an Operating Expense in this Agreement.
1.58    “Operating Permits” shall have the meaning set forth in Section 15.02(g).
1.59    “Operating Personnel” shall have the meaning set forth in Section 8.01.
1.60     “Operating Standard” shall mean a standard equal to the standard of operation of Manager’s comparable Managed Casino Properties.
1.61    “Operating Supplies” shall mean supply items included within “Property and Equipment” under the Uniform System of Accounts, including, without limitation, linen, china, glassware, silver, uniforms and similar items.
1.62    “Operation Certificate” shall mean the operation certificate issued in accordance with N.J.S.A. 5:12-96(a) by the Division upon a determination by the Director of the Division that the Casino and, if applicable, a simulcasting facility, complies in all respects with the requirements of the Act, and that the Casino and any applicable simulcasting facility are prepared in all respects to receive and entertain the public.
1.63    “Out-of-Pocket Expenses” shall mean the actual and reasonable out-of-pocket expenses of Manager (with no mark-up or profit to Manager) incurred in connection with the operation of the Casino, including, without limitation, reasonable travel expenses (including food and beverage, parking and tolls), document reproduction, printing, promotional materials, postage, courier services, computer system charges, long-distance telephone calls, facsimiles and similar expenses.
1.64    “Owner” shall have the meaning set forth in the Preamble and include any executive committee formed by Owner or TER to oversee the operation of the Taj Mahal and use of the Plaza Property as well as Owner’s responsibilities under this Agreement.
1.65     “Owner’s Condemnation Claim” shall have the meaning set forth in Section 11.01.
1.66    “Owner’s Financial Obligations” shall have the meaning set forth in Section 6.02(a).
1.67    “Owner’s Loss” shall have the meaning set forth in Section 10.02.
1.68    “Party” or “Parties” shall have the meaning set forth in the Preamble.
1.69    “Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or

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any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
1.70    “Plaza Property” shall have the meaning set forth in Recitals.
1.71    “Promotional Allowances” shall mean complimentary items and free play given to induce Gaming play as the term is typically applied in the gaming industry and does not include promotional expenses.
1.72    “Proposed Budget” shall have the meaning set forth in Section 6.01(a).
1.73    “ Proposed Operating Plan” shall have the meaning set forth in Section 6.01(a).
1.74    “Receiving Party” shall have the meaning set forth in Section 18.02(a).
1.75    “Regulatory Approvals” means all licenses, permits, approvals, consents, authorizations, registrations, findings of suitability, franchises, waivers, exemptions and entitlements (and any modifications thereto or thereof) of, from or issued by any Governmental Authority necessary for the operation, ownership or management of Taj Mahal pursuant to the terms of this Agreement.
1.76    “Renewal Term” shall have the meaning set forth in Section 2.01.
1.77    “Taj Mahal” shall have the meaning set forth in the Recitals.
1.78    “TER” shall have the meaning set forth in the Recitals.
1.79    “Term” shall mean the Initial Term and any Renewal Term, as applicable.
1.80    “TPA” shall have the meaning set forth in the Recitals.
1.81    “TTMA” shall have the meaning set forth in the Preamble.
1.82     “Uniform System of Accounts” shall mean the 11th Revised Edition of the Uniform System of Accounts for the Lodging Industry, 2014, published by the American Hotel and Motel Association of New York City, Inc., as amended or replaced from time to time.
1.83    “Working Capital Funds” shall mean the amount necessary, as reasonably determined by Manager from time to time with Owner’s approval, to cover [***] months of Operating Expenses, as such amount may be increased upon request by Manager and approved by Owner.
ARTICLE 2
APPOINTMENT OF MANAGER; TERM; OPTION TO RENEW

2.01    In accordance with N.J.S.A. 5:12-82(c)(7), Owner hereby appoints and engages Manager, and Manager agrees, to act as Owner’s agent for the supervision, direction and management of Taj Mahal on Owner’s behalf, upon the terms and conditions hereinafter set forth, including but not limited to Owner’s approval rights set forth in Section 3.02 and other sections of this Agreement, for a term of five

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(5) years (“Initial Term”) commencing no later than three (3) business days following the receipt of all Regulatory Approvals required to permit commencement of the transactions contemplated by this Agreement. The Parties acknowledge that there may be conditions precedent or subsequent to certain Regulatory Approvals, including, but not limited to, the completion of background investigations of Manager, and the Parties agree in good faith to work together to obtain the Regulatory Approvals and satisfy any conditions associated with any temporary or final Regulatory Approvals. No less than one hundred eighty (180) days prior to the end of the Term, Owner may exercise an option to renew this Agreement for one (1) additional term of five (5) years (“Renewal Term”) on the same terms and conditions.
2.02    Manager shall provide written notice to Owner of the Commencement Date of the Term utilizing the form attached hereto as Exhibit A.
ARTICLE 3
MANAGEMENT SERVICES
3.01    Standards; Authority.
(a)    Manager shall manage and operate the Casino in accordance with this Agreement, including but not limited to Owner’s approval rights set forth in Section 3.03 and other sections of this Agreement, and Owner shall be responsible for all costs associated with the management and operation of the Casino, except as otherwise expressly set forth in this Agreement. Manager shall use commercially reasonable efforts to diligently and efficiently manage, operate, maintain and repair the Casino in accordance with the Approved Budget and Approved Operating Plan and to the Operating Standard and provide all services, amenities and activities that are provided at the Casino as of the Commencement Date and such additional services, amenities and activities as are approved by Owner, subject to Owner performing all of its duties and obligations under this Agreement, including, without limitation, Owner’s contribution of funds as and when required under this Agreement.
(b)    Management, marketing and operational services (“Services” as further detailed herein) will be provided by Manager through a combination of on-site and off-site management of Taj Mahal utilizing Home Office Employees in connection with the operation of Taj Mahal to the extent (i) any services would otherwise be performed by an employee of the Taj Mahal, (ii) use of such Persons was contemplated in the Approved Budget, and (iii) the use of such Persons is approved by Owner. In such event, the costs and expenses for such personnel shall be allocated to the Casino as an Operating Expense in a fair and equitable manner.
(c)    Owner shall provide office space to Manager’s Home Office Employees providing Services on-site at the Taj Mahal as reasonably needed and free of charge and shall permit Manager to designate such office space as its Atlantic City place of business. Owner, in consultation with the

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Manager, will appoint a General Manager to assist Manager with the running of Taj Mahal (the “General Manager”). The General Manager, whose salary and benefits will be part of the Operating Expenses, will be an employee of and report to Owner, but will also report to Manager’s President and Chief Executive Officer with respect to the provision of Manager’s services under this Agreement.
(d)    All Services will be performed by Manager with the same diligence, care and skill as used in the management, marketing and operation of the Managed Casino Properties, with the objective of maintaining and advancing the position of Taj Mahal as a leisure and gaming destination in the Atlantic City market in accordance with the Operating Standard.
(e)    In order for Manager to meet the aforementioned standards and procedures in a professional manner and for Taj Mahal to adhere to applicable Legal Requirements, Owner hereby agrees that, at all times during the Initial Term and the Renewal Term, as applicable, (i) Manager shall have control and authority over the management and operation of Taj Mahal, subject to the terms of this Agreement, including but not limited to Owner’s approval rights, and the Approved Operating Plan and Approved Budget, (ii) Owner will employ the General Manager and other day-to-day management personnel and employees of Taj Mahal, who Manager will direct and act through, but Owner will not interfere in any material way with the day-to-day management or operation of Taj Mahal by Manager; and (iii) Owner will cause Taj Mahal to be furnished, equipped and maintained as necessary to obtain and maintain the Operating Standard and shall provide adequate funding therefor as provided for in this Agreement.
3.02    Scope of Services. The Services provided by Manager shall, subject to the requirements of Section 3.03, include, but not be limited to:
(a)    General operational supervision and guidance provided by the Manager and its Home Office Employees, as well as direct supervision of the General Manager in consultation with the Owner;
(b)    Development of a strategic marketing plan for Taj Mahal, including a marketing calendar, a slot marketing strategy, a table game strategy, an entertainment strategy, a possible third party nightclub operator, and arrangements with current or new third party retail and food and beverage outlet operators, all to be proposed to and approved by the Owner prior to implementation;
(c)    Development of an operational and staffing plan focusing on certain operational functions which could be jointly administered and staffed between the Taj Mahal and Managed Casino Properties;
(d)    Inspect and analyze Taj Mahal and make a recommendation for a multi-year capital reinvestment plan that is consistent with the strategic marketing plan and positioning of Taj Mahal and addresses immediate capital needs including, without limitation, rooms currently out of service, signage,

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HVAC and mechanical, electrical and plumbing services, key real estate matters involving surrounding properties, and strategic alternatives in connection with branding and secondary brands currently utilized at Taj Mahal;
(e)    Review, refinement and coordination of marketing, sales and advertising programs and promotional campaigns;
(f)    Access to group purchasing programs and discounts for the benefit of Taj Mahal;
(g)    Management of Operating Personnel, as defined and more fully provided for in ARTICLE 8 below; provided, however, that the hiring, termination and compensation of any position identified in Section 3.03(m) below shall be subject to the prior approval of Owner;
(h)    Review and supervision of tenants, leases, licenses and related operations, subject to Section 3.03(d):
(i)    Supervision of quality control and inspections;
(j)    Supervision of operating and capital budgeting and the Approved Budget, in addition to long-term strategic planning;
(k)    Supervision of the selection of games and gaming equipment and the configuration of the gaming floor, with input from Owner on major thematic or design changes, whether or not requiring any adjustment to the Approved Budget;
(l)    Supervision of operating performance measurements and evaluations;
(m)    Supervision of legal, insurance placement, claims and other risk management functions;
(n)    Supervision and review of compliance policies, procedures, internal controls and reporting, including accounting and audit; and

(o)    Generation of the financial reports required by Section 4.02 and Section 4.03 and operating reports compared to the Approved Budget within twenty (20) days of the close of each month and quarter and review of same with Owner.

3.03    Owner’s Approval Rights. Notwithstanding the generality of the foregoing and anything to the contrary contained herein, any decisions made by Manager with respect to the following matters shall require consultation with, and the prior approval of, Owner:
(a)    commencing any voluntary dissolution, liquidation or winding up of Manager or the business and operations of Taj Mahal or Owner;

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(b)    filing a voluntary petition in bankruptcy, consenting to the entry of an order for relief in a voluntary or involuntary case under any bankruptcy or insolvency laws or to the appointment of, or the taking of any possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent for Manager or for any substantial part of Manager’s assets, making a general assignment for the benefit of Manager’s creditors, admitting in writing Manager’s or Taj Mahal’s inability to pay its debts generally as they become due, or consenting to or acquiescing in the consolidation of the assets and liabilities of Manager in the bankruptcy proceeding of another Person;
(c)    changing the primary nature of the business of Manager or Taj Mahal;
(d)    acquiring any real property or interest therein on behalf of the Owner or Taj Mahal, or entering into, terminating or renewing any lease, sublease or similar contract pursuant to which Owner or is a lessee, sublessee, lessor or sublessor of real property or makes available for use to any third party any portion of Taj Mahal;
(e)    borrowing money for any purpose on behalf of the Owner or Taj Mahal, including, without limitation, any financing and/or refinancing of Taj Mahal, amending or modifying the terms and conditions of any loan obtained for or with respect to Taj Mahal, or voluntarily making a prepayment on any such loan;
(f)    establishing, closing or modifying any bank account on behalf of the Casino Business or creating any security interest in any bank account of the Casino Business other than as directed by Owner;
(g)    making any material amendments or modifications to the Approved Budget;
(h)    incurring any material obligation on behalf of Owner or that is recourse to Owner that is not (i) provided for in the Approved Budget or the Approved Operating Plan (as may be amended or modified in accordance with this Agreement), (ii) otherwise permitted by the terms of this Agreement, or (iii) otherwise made in the ordinary course of the Casino Business;
(i)    commencing any new construction at the Casino, on property owned or leased by the Owner, or otherwise on behalf of the Owner;
(j)    any decision relating to litigation or potential litigation involving the Casino Business, Taj Mahal or Owner, including, without limitation, any decision to institute or settle any legal action or proceeding on behalf of Taj Mahal or Owner, other than settlements in the amount of $[***] or less or actions or proceedings in the normal course of business which are insured;
(k)    conducting the business of Taj Mahal under a name other than Taj Mahal Casino Hotel;

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(l)    vesting title to any property (real, personal or mixed) owned by or leased to Owner in any Person other than Owner;
(m)    hiring, termination and compensation of any of the following or any material changes to the tables of organization of Taj Mahal:
(i)    General Manager, Chief Financial Officer, and any Person with the title of Vice President or above;
(ii)    Director of Surveillance;
(iii)    Audit Department Executive;
(iv)    Information Technology Department Manager;
(v)    Casino Games Department Manager;
(vi)    Director of Security;
(vii)    Controller;
(viii)    Information Security Officer; and
(ix)    Equal Opportunity Officer.
(n)    loaning money to or guaranteeing any agreement or obligation of a third party, in each case only if using funds or assets of the Owner or otherwise on behalf of the Owner;
(o)    purchasing, leasing or otherwise acquiring assets, properties or rights of any kind or description on behalf of the Owner, other than in the ordinary course of the Casino Business or consistent with the Approved Budget;
(p)    selling, pledging, mortgaging, leasing, licensing, exchanging, or otherwise transferring or disposing of the Taj Mahal or any material [***] assets or property of Owner, or granting any option for the purchase, lease, license, exchange or other transfer or disposition of Taj Mahal or any material [***] assets or property of Owner, or entering into any agreement with respect to any of the foregoing, other than in the ordinary course of Taj Mahal’s business or consistent with the Approved Budget;
(q)    assigning, transferring, pledging, compromising or releasing any claims of or debts due to Taj Mahal or Owner that are in excess of $[***];
(r)    major decisions with respect to the branding, marketing, competitive position of Taj Mahal; and

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(s)    any other matters requiring the approval of Owner set forth in this Agreement.
3.04    Manager Not Deemed in Conflict of Interest or Competition. Owner (which is an Affiliate of Manager) acknowledges and agrees that Manager either operates, owns, manages or is an Affiliate of one or more entities that operate, own or manage Gaming, hospitality and related facilities other than the Casino including facilities in Atlantic City which compete with the Casino. Owner accepts that it is the experience of Manager in operating, owning, or managing Gaming, hospitality and related facilities (including some in Atlantic City) that provides Manager the qualifications that Owner desires Manager to provide for the Casino. Accordingly, Owner does not object to any of the activities of Manager or any of its Affiliates other than Owner in operating, owning, or managing Gaming, hospitality and related facilities (including facilities in Atlantic City) and Owner waives any claims, including, without limitation, conflict of interest, unfair competition, breach of confidentiality obligations (including without limitation those under Section 18.02), that Owner might otherwise have against Manager or its Affiliates other than Owner arising out of their respective activities under this Agreement and/or their operation, ownership, or management of other Gaming, hospitality and related facilities (including facilities in Atlantic City). This section shall survive the expiration or termination of this Agreement.
ARTICLE 4
BOOKS AND RECORDS

4.01    Maintenance of Books and Records. Manager shall keep and maintain or shall cause to be kept and maintained in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs, and all items of income and expense, relating to the operation of Taj Mahal. Owner shall have the right from time to time at all times during normal business hours, upon reasonable notice, to examine such books, records and accounts at the office of Manager or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Owner shall desire. All of the financial books and records of Taj Mahal, including books of account and front office records, shall be the property of Owner; provided, however, that Manager shall be entitled to retain, at its cost, a copy of such books and records. All expenses of Owner, its staff or a certified public accountant or other third party incurred in connection with the keeping of books, records and accounts and the preparation of reports under this Agreement shall be Operating Expenses.
4.02    Financial Reports. Manager shall cause to be prepared and delivered to Owner on or before twenty (20) days after the end of each calendar quarter, an operating report, based on information available to Manager, of quarterly and year-to-date operating statements prepared for each calendar quarter noting net revenue and operating expenses (including quarterly and year-to-date capital expenditures), and, upon Owner’s request, other information necessary and sufficient to fairly represent the financial condition and results of operations of Taj Mahal during such calendar quarter, and containing

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a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances equaling [***]     or more between budgeted and actual amounts for such periods. Manager shall advise Owner regularly of the cash balances held by the Casino Business and anticipated cash needs and ensure that all bank accounts are under the control or direction of Owner.
4.03    Certified Financial Reports. Manager shall cause to be prepared and delivered to Owner annually, on or before April 30 of the calendar year following the end of each fiscal year, annual financial statements audited by a certified public accountant acceptable to Owner, in accordance with GAAP, which shall include a certificate of the accountant to the effect that, subject to any qualifications therein, the financial statements fairly present, in conformity with GAAP, the financial condition and results of operations of Taj Mahal for such fiscal year and containing statements of profit and loss for Taj Mahal and a balance sheet (the “Certified Financial Statements”). Such Certified Financial Statements shall include, but not be limited to, amounts representing annual net cash flow, net operating income, Gross Revenues and Operating Expenses. The Certified Financial Statements shall be accompanied by (a) a comparison of the budgeted income and expenses and the actual income and expenses for the prior fiscal year, and, (b) if not included in the audited financials referred to above, an unaudited schedule which shall itemize all adjustments made to net operating income to arrive at cash flow deemed material by the certified public accountant.
ARTICLE 5
PLAZA PROPERTY
As additional consideration for the payment of Management Fees (as defined herein), as part of this Agreement, if requested by Owner, Manager shall consult with Owner regarding the potential use, development or redevelopment, demolition or disposition of the Plaza Property and, if requested by Owner, Manager will develop strategic alternatives and make recommendations and proposals to the Owner for the use, development or redevelopment, demolition or disposition of the Plaza Property. If, subsequent thereto, the Owner requests that Manager take a role in supervising TPA in connection with the use, development or redevelopment, demolition or disposition of the Plaza Property, Owner agrees to discuss and negotiate a reasonable and appropriate compensation arrangement with Manager in connection with the supervisory services provided by Manager to Owner and TPA in connection with the Plaza Property.
ARTICLE 6
BUDGETING AND FUNDING
6.01    Budgets.
(a)    Manager shall prepare and submit to Owner for Owner’s approval within thirty (30) days of the Commencement Date and December 1st of each calendar year thereafter a proposed operating budget and capital budget (individually or collectively, the “Proposed Budget”). Together with the Proposed Budget, the Manager shall submit to the Owner for the Owner’s approval, an annual plan for the operation of the Casino Business (each such plan is referred to herein as a “Proposed Operating Plan”.

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Each Proposed Operating Plan shall consist of: (a) proposed plans for direct sales, direct mail, and media advertising, promotion, public relations and publicity efforts; and (b) proposed maintenance, repairs, Capital Improvements, and Capital Replacements. In the event that Owner does not approve any Proposed Budget or Proposed Operating Plan submitted to it pursuant to this Section 6.01(a) within twenty (20) days of Owner’s receipt thereof, Owner shall notify Manager of its failure to approve such Proposed Budget or Proposed Operating Plan and shall set forth the basis on which such approval was denied. Within fifteen (15) days of Manager’s receipt of such notice from Owner, Manager shall prepare and submit to Owner a revised Proposed Budget and/or Proposed Operating Plan for approval and, if such revised Proposed Budget and/or Proposed Operating Plan is not approved, the procedure set forth above shall continue until a Proposed Budget and/or Proposed Operating Plan prepared and submitted by Manager to Owner is approved (such Proposed Budget and Proposed Operating Plan approved by the Owner in accordance with the foregoing procedure respectfully referred to herein as the “Approved Budget” and the “Approved Operating Plan”). Any Approved Budget and Approved Operating Plan shall be the effective Approved Budget and Approved Operating Plan for the period in question. In the event that a Proposed Budget or Proposed Operating Plan is not approved within thirty (30) days of the Commencement Date, or by the commencement of the next calendar year as the case may be, then the Approved Budget and/or Approved Operating Plan in effect as of the Commencement Date, or for the prior year as the case may be, shall remain in effect for the succeeding year, until such time as a new Approved Budget and/or Approved Operating Plan is approved by Owner.
(b)    Manager shall utilize commercially reasonable efforts to comply in all material respects with the Approved Budget to the extent that such expenditures are within Manager’s reasonable control. Manager shall compare results of operations with the Approved Budget on a monthly basis and, in accordance with Section 4.02, review same with Owner, and make any necessary adjustments to forecasts, in consultation with Owner and as approved by Owner, on a quarterly basis or at any other time as may be necessary pursuant to Section 3.03 for matters requiring Owner’s prior approval.
(c)    Either the Manager or the Owner may submit revisions in the Approved Budget, and/or Approved Operating Plan from time to time, as necessary, to reflect any unpredicted significant changes, variables or events or to include significant, additional, unanticipated items of income or expense, provided, that any revisions proposed by the Manager shall be effective only upon the Owner’s prior written approval, which shall not be unreasonably withheld or denied. Notwithstanding the above, the Manager shall have the right to reallocate line items in the Approved Budget (not to exceed [***] per line item for any line item of    [***] or greater), provided, that there is no aggregate change in the Approved Budget.
6.02    Expenses.
(a)    All costs, Operating Expenses, funding of operating deficits and Working Capital Funds, Management Fees, reimbursable expenses incurred by Manager, and all other obligations and

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liabilities of or pertaining to Taj Mahal hereunder (“Owner’s Financial Obligations”), as between Owner and Manager, shall be the sole and exclusive responsibility and obligation of Owner, and shall be paid promptly by Owner. It is understood that statements herein indicating that Manager shall “furnish,” “provide” or otherwise supply, present or contribute items or services hereunder shall not be interpreted or construed to mean that Manager is liable or responsible to fund or pay for such items or services.
(b)    It is understood and agreed that Manager shall have no obligation or duty to fund and/or pay for any of Owner’s Financial Obligations, and any operating losses or other losses generated by or arising from the Casino Business shall be borne exclusively by Owner.
6.03    Capital Improvements and Capital Replacements. Manager shall recommend as part of the Operating Plan a schedule of all Capital Improvements and Capital Replacements the Manager reasonably believes are necessary or advisable. Upon approval of the Owner under the Approved Budget and Approved Operating Plan, the Manager shall effect all Capital Improvements and Capital Replacements, in accordance with all Legal Requirements, subject to the availability of funds from operations or otherwise from the Owner to fund all such expenses in accordance with the Approved Budget and Approved Operating Plan. All Capital Improvements and Capital Replacements shall be performed in a timely manner and so as to minimize interference with, or disturbance of Casino operations and the Operating Standard.
ARTICLE 7
MANAGEMENT FEE
7.01    Management Fees. Owner and Manager acknowledge and agree that in consideration of Manager’s performance of the Services set forth in ARTICLE 3 on behalf of Owner, Owner shall pay to Manager the following (collectively, the “Management Fees”):
(a)    A “Base Management Fee” [***].
(b)    An “Incentive Management Fee” equal to [***].
7.02    Payment of Management Fee.
(a)    The first eight (8) months of the minimum Base Management Fee shall be paid in equal monthly installments of $[***]    and the last four (4) months of the minimum Base Management Fee shall be paid in equal monthly installments of $[***], with all monthly minimum Base Management Fee payments made within fifteen (15) days after closure of the Property’s monthly interim financial statements; provided that the minimum Base Management Fee accruing in the first month of the Manager’s performance of the Services, if the Commencement Date is after the first day of that month, shall be prorated for that portion of the month beginning on the Commencement Date and ending on the last day of the month. The Incentive Management Fee shall be paid as promptly as practicable after completion of Owner’s audited financial statements for each fiscal year during the Initial Term or the Renewal Term, as applicable (but no later than May 15 of the year following such fiscal year); provided that the Incentive Management Fee accruing as of December 31, 2016, if the Commencement Date is

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prior to December 31, 2016, shall be prorated for that portion of the fiscal year beginning on the Commencement Date and ending on December 31, 2016. Any adjustments to Base Management Fees (based upon the difference between the minimum Base Management Fee and the Base Management Fee calculated as a percentage of Net Revenue) paid during or with respect to any fiscal year shall be made as promptly as practicable after completion of Owner’s audited financial statements for such fiscal year (but no later than May 15 of the year following such fiscal year).
(b)    Manager is authorized to cause Owner to disburse to Manager from the operating account of the Casino Business any Management Fees due and owing but, if insufficient funds are available to do so, such amounts shall accrue and Owner shall pay same to Manager within thirty (30) days of the date the Management Fees are due and owing in accordance with the payment dates set forth in Section 7.02(a).
(c)    Guarantor absolutely, unconditionally and irrevocably guarantees to Manager the full and punctual payment and collection of all Management Fees due under this Agreement (the “Guaranty”). The Guaranty is a guarantee of payment and performance and not of collection. Other than compliance with the procedures set forth in this Section 7.02(c), Manager shall not be obligated to enforce or exhaust its remedies against Owner or under this Agreement before proceeding to enforce this Guaranty. Guarantor’s obligations in connection with the Guaranty are in all respects absolute and unconditional and will not be impaired, modified, released or limited by any occurrence or condition whatsoever. Guarantor hereby unconditionally and irrevocably waives any right to revoke the Guaranty and acknowledges that the Guaranty is continuing in nature until the complete, irrevocable and indefeasible payment and satisfaction in full of all the Management Fees due and owing in accordance with Section 7.01(a). Guarantor agrees that the Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of the Management Fees is voided, rescinded or recovered or must otherwise be returned by Manager upon the insolvency, bankruptcy or reorganization of Owner. Guarantor waives and shall not exercise any rights that it may acquire by way of subrogation, contribution, reimbursement or indemnification for payments made under the Guaranty until all Management Fees shall have been paid and discharged in full. Notwithstanding the foregoing, Guarantor shall have no obligation under the Guaranty to pay Management Fees to Manager until such time that Owner defaults in the payment of such Management Fees and fails to timely cure such default. Upon Owner’s failure to timely cure any such default, the obligations of Guarantor hereunder shall automatically become due and payable to Manager without notice or demand. Upon Owner’s failure to timely cure any default in the payment of required Management Fees, Manager shall notify Guarantor in writing of the default by Owner and Guarantor shall cause the Management Fees then due and owing to be paid to Manager within thirty (30) days after notice from Manager.
ARTICLE 8
OPERATING PERSONNEL

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8.01    General. Subject to the Approved Budget and the requirements set forth in Section 3.03(m), at all times during the Initial Term or the Renewal Term, as applicable, Manager shall advise, propose and consult with the General Manager in connection with the hiring, discharge, promotion, supervision, training, benefits and compensation of all employees, consultants and contractors performing services at Taj Mahal (“Operating Personnel”).
8.02    Owner as Employer. All Operating Personnel shall be employees of Owner. Owner shall be solely responsible for the payment of all the direct salaries, wages and fringe benefits paid to, payable to, or accrued for the benefit of any Operating Personnel, including: (a) contributions required pursuant to applicable federal, state, local and municipal laws, including minimum wages under collective bargaining agreements, and wages and benefits under employment agreements; (b) employment taxes; (c) pension fund contributions; (d) group life, accident and health insurance premiums; (e) profit sharing; (f) retirement benefits; (g) disability benefits; and (h) recruitment and relocation expenses.
8.03    No Manager Wages or Salaries. Except for the payment of Management Fees and as set forth in Section 3.01(b) and Section 8.05, neither the Manager nor its Home Office Employees shall be compensated by wages or contract payments by the Owner or the Casino for their efforts or for any work which they perform under this Agreement. The cost of the Manager’s overhead expenses that are not provided for in the Approved Budget, shall not be Operating Expenses of the Casino, and shall be paid by the Manager out of its own funds.
8.04    Collective Bargaining. Owner shall have sole and absolute authority to negotiate with any labor unions representing the Operating Personnel and any collective bargaining agreement or labor contract resulting therefrom shall be executed by Owner as the employer of the Operating Personnel. In addition, Owner shall have the right to appoint labor counsel for any such labor negotiations. Manager shall cooperate with Owner in connection with any labor negotiations.
8.05    Manager Personnel. Manager may, from time to time and subject to the prior approval of Owner, assign Home Office Employees to Taj Mahal, and any direct costs thereof shall be reimbursable to Manager within thirty (30) days of Manager’s submission of any receipts, invoices or other written verification or supporting documentation evidencing the direct costs. Manager may, as agent for Owner and subject to the Approved Budget and receipt of any applicable Regulatory Approvals, employ third-party professionals, consultants and vendors to perform other services for Taj Mahal such as engineers, accountants, attorneys and the like, provided that any such arrangements or agreements that are material to or may exceed costs provided for in the Approved Budget shall be subject to the prior approval of Owner.
8.06    Benefit Plans. Upon Owner’s prior approval, Manager shall use reasonable efforts to allow eligible Operating Personnel who are not covered by collective bargaining or similar arrangements to participate in: (a) incentive plans; (b) pension, profit sharing, 401(k) or other employee retirement plans; and (c) disability, health, welfare or other benefit plans now or hereafter applicable to employees of

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the Managed Casino Properties, to the extent participation in such shared plans will result in greater cost savings to the Casino Business than could otherwise be achieved by the Owner through maintenance of its own plans and at no additional cost to Manager or any Affiliate other than Owner, with all additional or pro rata costs and expenses of such plans allocated and paid by the Owner in accordance with the Approved Budget.
8.07    Independent Audit Committee. In accordance with N.J.A.C. 13:69D-1.11(c)(2), the Owner (in consultation with the applicable Gaming Authority) has established and will maintain an independent audit committee that complies with the Act and has all necessary Regulatory Approvals.
ARTICLE 9
INSURANCE AND INDEMNITY
9.01    Property Insurance. Manager will review all existing insurance coverages for Taj Mahal and, as necessary at any time or in connection with renewals, in consultation with the Owner, procure and maintain for the benefit of Owner (and, to the extent applicable, Manager) the coverages provided herein. Nothing contained herein shall preclude Owner from procuring the insurance coverage described in Sections 9.01 and Section 9.02 if, in Owner’s reasonable opinion, it is able to do so at a lower cost. Owner shall pay for at all times during the Initial Term or the Renewal Term, as applicable, a property insurance policy insuring the insurable value of Taj Mahal in amounts determined by Owner in consultation with Manager, or as required by applicable financing documents or other agreements binding on Owner or Taj Mahal, against loss of or damage to Taj Mahal and its contents from fire, boiler explosion and such other extended coverage risks and casualties as Owner, in consultation with Manager, shall reasonably deem necessary. Manager shall also procure and maintain, and Owner shall pay for, business interruption insurance against loss or damage by fire and other hazards customarily included in an extended coverage endorsement including riot, civil commotion and insurrection, all of said business interruption insurance to be effective from the Commencement Date throughout the Initial Term and the Renewal Term, as applicable, and which business interruption insurance shall cover the payment to Manager of the Management Fees for such period of time as provided for under the terms of the policy. Such liability and property insurance coverage shall list Manager as an additional insured, with a right to thirty (30) days’ prior written notice in the event of cancellation or modification of coverage. In the event business interruption insurance covering the payment to Manager of Management Fees for the Initial Term and Renewal Term, as applicable, is not commercially available at reasonable cost in the reasonable opinion of Owner’s insurance consultant then Owner shall provide a bond or other security reasonably acceptable to Manager for the continuous payment of anticipated Management Fees during any applicable period of interruption or other property or casualty-related loss or shall extend the then applicable Initial Term or Renewal Period for any such period of interruption.
9.02    Liability Insurance; Miscellaneous Coverages. Subject to the terms of Section 9.03 of this Agreement, in consultation with the Owner, Manager shall procure and maintain for the benefit of

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Owner (and, to the extent applicable, Manager), and Owner shall pay for, during the Initial Term or the Renewal Term, as applicable, the following insurance policies (or such other policies as may be determined by Manager in its reasonable discretion, after consultation with Owner), which policies shall list Manager and its respective members, managers, officers and employees as additional insured’s, with a right to thirty (30) days’ prior written notice in the event of cancellation or modification of coverage, all in such amounts and for such coverage as Manager determines to be commercially reasonable, after approval by Owner.
(a)    Comprehensive General Liability Insurance, including, but not limited to, liquor liability coverage and coverage to protect against theft of or damage to guests’ property, in the amount of $[***] per occurrence and $[***] in the aggregate;
(b)    Employer’s Practices Liability Insurance in the amount of $    [***] per occurrence and $[***]     in the aggregate;
(c)    Automobile Liability and Physical Damage Insurance to include broad form drive other car coverage, in the aggregate amount of $[***];
(d)    Comprehensive Crime Insurance, including, but not limited to, Employee Dishonesty and Depositor’s Forgery Coverages, in the amount of $[***] per occurrence and $[***] in the aggregate;
(e)    Worker’s Compensation Insurance and Employer’s Liability, and similar insurances as may be required by law;
(f)    Fiduciary Liability Insurance, as may be required by the Employee Retirement Income Security Act of 1974 (“ERISA”), covering pension and benefit plans, in a limit sufficient to cover the assets at risk, but, in no event, less than $[***], to the extent Owner adopts any plans subject to ERISA in the future;
(g)    Builder’s Risk Insurance, if required, including delayed opening coverage;
(h)    Any insurance which Owner or Manager may be required to obtain pursuant to any other legal requirement or pursuant to a tenant lease;
(i)    Umbrella (Excess Liability) Insurance in the amount of $[***] per occurrence and $[***] in the aggregate;
(j)    Directors and Officers Liability Insurance in the amount of $[***] per occurrence and $[***]     in the aggregate;
(k)    Any other insurance required by the terms of any financing for Taj Mahal; and

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(l)    insurance against such other insurable risks as may be required under applicable law or to conform to industry standards.
9.03    Manager Insurance. Subject to prior approval of Owner and annual review by Owner, any insurance procured by Manager under this ARTICLE 9 may be obtained under policies of blanket insurance which cover the Managed Casino Properties, and the pro rata portion of such premiums shall be charged and allocated to Taj Mahal under this Agreement on the same basis as allocated to other participating Managed Casino Properties. Any policies of insurance maintained by Manager pursuant to the provisions of this ARTICLE 9 may contain deductible provisions in such amounts as are maintained with respect to operations of the Managed Casino Properties, taking into account local standards and practices. Further, in lieu of all or a part of comprehensive general liability insurance and worker’s compensation and employer’s liability insurance under clauses (a) and (e) of Section 9.02, any or all of the risks covered by such insurance may be self-insured or self-assumed by Owner under a self-insurance or assumption of risk program similar to those in effect at other Managed Casino Properties, up to such amounts as such risks are assumed or self-insured at other Managed Casino Properties; provided, however, that (x) the cost to Owner and/or Taj Mahal of any such self-insurance or assumption of risk program does not exceed the cost of procuring policies for comprehensive general liability insurance and worker’s compensation and employer’s liability insurance from independent third party insurance providers and (y) the amount of self-insurance or deductible is subject to the prior approval of Owner.
9.04    Insurance Standards and Requirements. It is agreed that all insurance policies hereunder shall adequately protect Owner and Manager, and shall meet or exceed any requirements of Applicable Laws. All insurance policies shall be procured from reputable, financially sound insurance companies, and shall be issued in the name of Owner. All insurance hereunder shall name Manager and Owner as co-insured’s and/or additional insured’s.
9.05    Indemnity. The Owner shall indemnify, defend and hold the Manager and its Affiliates, directors, officers, employees, shareholders, members, principals, attorneys, accountants, consultants, advisors, and agents (collectively, the “Indemnified Parties”, it being understood that the term “Indemnified Parties” shall not be deemed to include the Owner and its directors, officers, employees, shareholders, members, principals, attorneys, accountants, consultants, advisors, and agents in their capacity as such with respect to the Owner) harmless from and against any and all losses, costs, claims, actions, liabilities, liens, encumbrances, expenses, damages, or judgments of any kind or nature (together with reasonable attorneys’ fees and disbursements and the cost of enforcing this indemnity, collectively, the “Losses”), suffered or incurred by any Indemnified Party in connection with, or arising out of the performance of Manager’s services under this Agreement, including, but not limited to, any Losses suffered in connection with contracts or expenses incurred related to any Approved Budget or Approved Operating Plan. Manager makes no representations or warranties and shall have no liability to Owner or any Person related to Owner for Manager’s performance under this Agreement including, but not limited

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to, the ability of the Casino to meet any Approved Budget, projected financial or other operating projection or results, or to achieve a profit. Except in instances of fraud, Owner specifically waives for itself and any Person related to Owner any and all losses, costs, claims, actions, liabilities, expenses and damages, including any claims for consequential, incidental, special or punitive damages, whether in law or equity, that it has or may have in the future under this Agreement related to Manager’s performance under this Agreement. Upon the occurrence of an event giving rise to indemnification under this Agreement, the Manager seeking indemnification shall notify and provide the Owner with copies of any documents reflecting the claim, damage, loss or expense. The Manager is entitled to engage such attorneys and other persons to defend against the claim, damage, loss or expense as Manager may choose. The Owner shall pay the reasonable charges and expenses of such attorneys and other persons on a current basis within twenty (20) days of submission of invoices or bills. The provisions of this Section 9.05 shall survive the expiration or sooner termination of this Agreement
9.06    Insurance Coverage. Notwithstanding anything to the contrary in this ARTICLE 9, the Manager shall look first to the appropriate insurance coverages in effect pursuant to this Agreement prior to seeking indemnification under Section 9.05 in the event any claim or liability occurs as a result of injury to persons or damage to property, regardless of the cause of such claim or liability; provided, however, if the applicable insurance company denies coverage or reserves rights as to coverage for all or any part of the indemnified claim, then the Manager shall have the right to seek indemnification, without first looking to such insurance coverage for all or any part of the indemnified claim which is not covered by insurance.
ARTICLE 10
DAMAGE TO AND DESTRUCTION OF Taj Mahal

10.01    Owner to Restore. Owner agrees that, except as set forth (a) in any applicable financing documents, (b) under the circumstances set forth in the provisions below of this ARTICLE 10 or (c) as otherwise agreed to in writing by Owner and Manager, it shall promptly repair, restore, rebuild or replace any insured damage to or impairment or destruction of Taj Mahal from fire or other casualty, to the extent of any insurance proceeds. If Owner shall fail to do so, Manager may, but shall not be obligated to, undertake or complete such work for the account of Owner and shall be entitled to be repaid therefor out of available insurance proceeds.
10.02    Limitation on Restoration. Subject to the terms of any applicable financing documents, if Taj Mahal shall be totally destroyed or substantially destroyed during the Initial Term or Renewal Term by fire or other casualty and the insurance required by ARTICLE 9 shall have been maintained, and Owner has determined in good faith not to rebuild Taj Mahal, after consulting with Manager, contractors, engineers and all other third parties who would be engaged to rebuild Taj Mahal (or a substitute facility in

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replacement of Taj Mahal), Owner shall have the right and option, upon notice served to Manager within ninety (90) days after such fire or other casualty, to terminate this Agreement; provided that, under such circumstances or in the event of any other insured casualty, and to the extent that insurance proceeds are disbursed to compensate Owner for loss of income and business interruption and Manager for unpaid Management Fees or other security against such loss as permitted under Section 9.01, such proceeds shall be paid to Owner and Manager as follows: (a) the proceeds attributable to Owner’s loss of income resulting from destruction of Taj Mahal by fire or other insured casualty and business interruption (“Owner’s Loss”) shall be paid to Owner, (b) the proceeds attributable to Manager’s loss of Management Fees, earned or projected, that would have been paid but for the occurrence of such casualty (“Manager’s Loss”) shall be paid to Manager (such amounts in the case of clauses (a) and (b) to be based upon the audited financial statements of Owner for the prior fiscal year and subject to reasonable adjustment for market conditions), and (c) any proceeds remaining after payment of Owner’s Loss and Manager’s Loss shall be paid to Owner.
ARTICLE 11
CONDEMNATION

11.01    Total Condemnation. Subject to the terms of the respective operating agreements of Owner and any applicable financing documents, if the whole of Taj Mahal shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding by any competent authority (“Condemning Authority”) for any public or quasi-public use or purpose, or if such a portion thereof shall be taken or condemned so as to make it imprudent or unfeasible, in Owner’s reasonable opinion, to use the remaining portion as a property of the same type and class as it was immediately preceding such taking or condemnation, then, in either of such events, either Party may terminate this Agreement as of the date of such taking or condemnation and Owner shall file a claim with the Condemning Authority for its losses, including, but not limited to, the loss of income and value of Taj Mahal (“Owner’s Condemnation Claim”), and Manager shall file a claim with the Condemning Authority for Manager’s loss of Management Fees, earned or projected, that would have been paid but for the occurrence of such condemnation (“Manager’s Condemnation Claim”) provided that Manager’s Condemnation Claim shall not diminish any award payable to Owner under the Owner’s Condemnation Claim. Owner shall retain any condemnation award received by Owner for anything other than the value of Taj Mahal and Manager shall retain any condemnation award received by Manager for Manager’s Condemnation Claim. Any condemnation award received for the value of Taj Mahal will be distributed according to the terms of the operating agreement of Owner.
11.02    Partial Condemnation. Subject to the terms of the respective operating agreements of Owner and any applicable financing documents, if only a part of Taj Mahal shall be taken or condemned and the taking or condemnation of such part does not make it unfeasible or imprudent, in Owner’s reasonable opinion, to operate the remainder as a property of the same type and class as it was

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immediately preceding such taking or condemnation, this Agreement shall not terminate. Any proceeds from such taking or condemnation shall be applied (a) first, as shall be reasonably necessary to repair any damage to Taj Mahal, or any part thereof, or to alter or modify Taj Mahal, or any part thereof, so as to render Taj Mahal a complete and satisfactory architectural unit as a property of the same type and class as it was immediately preceding the taking or condemnation and (b) second, in accordance with the terms of the operating agreement of Owner.
ARTICLE 12
RELATIONSHIP AND AUTHORITY; INTELLECTUAL PROPERTY

12.01    Relationship and Authority. In taking any action pursuant to this Agreement, Manager will be acting only as the appointed agent or representative of Owner, and nothing in this Agreement shall be construed as creating a tenancy, partnership, joint venture or any other relationship between the Parties, except that of principal and agent, and neither Party shall have the power to bind or obligate the other except as set forth in this Agreement. Manager is, however, granted such additional authority and powers as agent of Owner as may be necessary to carry out the terms of, and the spirit and intent of, this Agreement. All debts and liabilities properly incurred by Manager in the course of its management and operation of Taj Mahal hereunder shall be the debts and obligations of Owner only, and Manager shall not be liable therefor, except as specifically stated to the contrary herein.
12.02    Intellectual Property.
(a)    During the Initial Term or the Renewal Term, Owner (“Licensor”) grants to Manager (“Licensee”), a nationwide, non-exclusive, royalty-free, non-transferable license to use certain of Licensor’s Intellectual Property that is necessary and desirable to market, advertise, promote, manage and operate Taj Mahal. Licensee shall have no right to sublicense Licensor’s Intellectual Property unless first approved in writing by Licensor. Licensee shall not by any act or omission use Licensor’s Intellectual Property in a manner that disparages or reflects adversely on Taj Mahal or Licensor’s business or reputation. Licensor shall retain all right, title and interest in and to its Intellectual Property. All goodwill arising from the use of Licensor’s Intellectual Property shall inure to the benefit of Licensor, or the Person from whom Licensor obtained its rights. Licensee agrees that it will not, at any time during the Term and the Renewal Term, as applicable, or any time thereafter, (i) assert any proprietary interest in Licensor’s Intellectual Property, (ii) directly or indirectly, contest or aid others in contesting the validity of, or Licensor’s right, title or interest in or to, Licensor’s Intellectual Property, or (iii) apply for any federal, state, local or foreign registration of any of Licensor’s Intellectual Property. Nothing contained herein grants or is intended to grant to Licensee any ownership interest in Licensor’s Customer Data Base.
(b)    Manager shall own all right, title and interest in and to all Intellectual Property acquired, developed or produced by Manager or its Affiliates other than Owner, subject to Section 12.02(b)(ii)(2) below.

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(c)    Owner shall own all Intellectual Property acquired, developed or produced by (i) Owner for any purpose, or (ii) Manager or its Affiliates other than Owner exclusively for the Property pursuant to this Agreement. All copyrights to any work of authorship created, developed or produced by Manager or its Affiliates other than Owner exclusively for the Property pursuant to this Agreement shall be deemed a “Work Made For Hire” under the copyright laws of the United States, and shall vest immediately in and shall be the sole and exclusive property of Owner. To the extent that any such work created by Manager or its Affiliates other than Owner is deemed by any court, tribunal or other governmental authority of competent jurisdiction not to constitute a Work Made for Hire, such work shall be assigned to Owner. Notwithstanding the foregoing, to the extent that any of the rights, title or interest in and to such works cannot be assigned by Manager or its Affiliates to Owner, Manager shall grant to Owner an irrevocable, royalty-free, worldwide, perpetual license to fully use, practice and exploit those non-assignable rights, title and interest.
ARTICLE 13
TERMINATION

13.01    Owner’s Right to Terminate Without Cause. The Owner shall have the right to terminate this Agreement at any time during the Term upon ninety (90) days’ prior written notice to Manager.
13.02    Owner’s Right to Terminate With Cause.
(a)    The Owner shall have the right to terminate this Agreement for “Cause” (as defined in Section 13.02(d)) at any time (including, but not limited to, during any notice period with respect to a termination without Cause); provided, that the Owner shall exercise its right to terminate for cause within thirty (30) days following its knowledge of the events deemed to constitute Cause (or such other time as may be reasonably necessary to obtain required Regulatory Approvals, provided, such period shall not exceed ninety (90) days in the aggregate.
(b)    The failure of the Owner to exercise the termination right provided in this Section 13.02 during the required time period, shall not affect the Owner’s right to so terminate, but, the Owner shall be obligated in such case to pay the Manager such portion of the Base Management Fee and Incentive Management Fee as is earned through the date of termination.
(c)    Notwithstanding any other provision of this Agreement, Owner’s right to terminate for Cause shall be the sole and exclusive remedy for Owner in the case of Manager’s breach of this Agreement or any act or omission of Manager other than gross negligence or fraud committed by Manager.
(d)    For purposes of this Section 13.02, “Cause” shall mean (i) the termination, denial, suspension or non-renewal of the Manager’s Casino Service Industry Enterprise License, Casino License,

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or any other license or permit, interim authorization, or transactional waiver necessary for Manager to manage the Casino; (ii) the conviction of the Manager of any crime involving fraud, embezzlement, dishonesty, or any other crime which causes a Licensing Impairment; (iii) any termination (or non-extension) of this Agreement required by an applicable Gaming Authority; or (iv) any material breach of any of the terms or conditions of this Agreement by the Manager that is not cured within ninety (90) days of a detailed written notice by Owner describing the circumstances of such breach (except that for a breach that is such that it cannot reasonably be cured within such ninety (90) days, if Manager has commenced cure within thirty (30) days, and continually and diligently pursues such cure to completion as soon as reasonably possible, then the right to give such notice of termination shall be suspended for the time reasonably necessary to effect such cure).
13.03    Manager’s Right to Terminate.
(a)    Manager shall have the right to terminate this Agreement at any time during the Term hereof: (i) if a receiver, liquidator, trustee or conservator pursuant to N.J.S.A. 5:12-130.1 shall be appointed for the Owner, or if the Owner shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, the Owner, or if any proceeding for the dissolution or liquidation of the Owner shall be instituted and Owner is unable to dismiss such proceeding within ninety (90) days of notice of such filing, (ii) in the event of a Change of Control, or (iii) for cause (including, but not limited to, during any notice period with respect to a termination without cause); provided, that the Manager shall exercise its right to terminate for cause within thirty (30) days following its knowledge of the events deemed to constitute cause (or such other time as may be reasonably necessary to obtain required Regulatory Approvals, provided, such period shall not exceed ninety (90) days in the aggregate). For the purposes of this Section 8.03 (a) “cause” shall mean: (i) a trust agreement required by N.J.S.A. 5:12-95.14(a) in connection with Owner and/or Taj Mahal is ordered activated by the Commission; (ii) termination, suspension, withdrawal or revocation of the Owner’s Casino License, or any other authorized waiver, license or permit necessary for Owner to own and operate the Casino; (iii) the conviction of the Owner of any crime involving fraud, embezzlement, dishonesty, or any other crime which causes a Licensing Impairment; (iv) any termination (or non-extension) of this Agreement required by an applicable Gaming Authority; (iv) Owner and/or Guarantor does not provide sufficient funds to operate the Casino in accordance with the Approved Budget and Approved Operating Plan, or Working Capital Funds, or (v) any other material breach of any of the terms or conditions of the Agreement by the Owner that is not cured within ninety (90) days of a detailed written notice by Manager describing the circumstances of such breach.
(b)    The Manager shall have the right to terminate this Agreement at any time during an Extension Term upon ninety (90) days’ prior written notice to Owner.
13.04    Payments Upon Termination of the Agreement.

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(a)    Upon any termination of this Agreement by Owner without cause during the Term, or by Manager for cause during the Initial Term, the Manager shall be entitled to, and Owner shall pay to Manager, a termination fee equal to [***] of (i)    [***], or (ii) the balance of [***] that would have been payable to Manager through the end of the Initial Term or, if the termination occurs in the Extension Term, a termination fee equal to [***], in each case calculated based upon the trailing twelve-month Net Revenue and EBITDAM immediately preceding the date of termination.
(b)    If this Agreement is terminated for Cause by the Owner, Owner shall not be required to pay the Manager the Base Management Fee or the Incentive Management Fee for any period following the occurrence of the applicable cause event; provided, however, that if the Owner does not terminate this Agreement within thirty (30) days of the date it obtains knowledge of the events constituting cause, then the Manager shall be entitled to receive such portion of the Base Management Fee and Incentive Management Fee as is earned through the date of termination.
(c)    If this Agreement is terminated by the Manager without cause (as defined in Section 13.03(a)) during the Extension Term, the Manager shall be entitled to receive such portion of the Base Management Fee and Incentive Management Fee as is earned through the date of termination.
(d)    Other than as set forth above, the Manager shall not be entitled to any other fee or expense in connection with a termination of this Agreement.
13.05    Rights Upon Termination. Contemporaneously with any delivery of notice of a termination of this Agreement and at the end of the Term, the Manager shall, at Owner’s expense (or the Manager’s expense if this Agreement is being terminated for cause), assist in transitioning the management of the Casino to a new manager and shall turn over all reports, analysis, marketing materials, and other materials related to the operation of the Casino to the Owner or its designee. These provisions of this Section 13.05 shall survive the termination of this Agreement.
13.06    Assignment of Contracts. In connection and contemporaneously with any termination and upon the election of the Owner, made in its sole and absolute discretion, the Manager shall assign any or all of the contracts (including, but not limited to, employment contracts not involving Home Office Employees), and any or all licenses and permits, to the extent permitted under law, held solely in connection with operations at the Casino to the Owner or its designee.
ARTICLE 14
REGULATORY REQUIREMENTS

14.01    Gaming Laws. Each of the Manager and Owner acknowledges that this Agreement is subject to applicable Gaming Laws, and each party acknowledges that they are subject to be called forward by the Gaming Authorities. All rights and remedies under this Agreement are subject to applicable Gaming Laws, and the exercise of the certain rights and remedies provided for in this

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Agreement may be conditioned upon the prior approval of applicable Gaming Authorities, including specifically the Commission and the Division.
14.02    Liability for Violation of Gaming Laws. In accordance with N.J.S.A. 5:12-82(c)(10), each of the Manager and the Owner acknowledges and agrees that they shall be jointly and severally liable for all acts, omissions and violations of the Act by either Party to this Agreement, regardless of actual knowledge of such act, omission or violation and notwithstanding any contrary provision in this Agreement. Further, in accordance with N.J.A.C. 13:69L-1.4(b), each of the Manager and Owner shall be individually and severally liable for any acts, omissions and violations regarding the taxation obligations imposed by the Act, regardless of actual knowledge of such act, omission or violation and notwithstanding any contrary provision in this Agreement, except that Manager shall not be liable for any default by the former owner of the Casino in its taxation obligations with respect to the Casino which Owner may be liable for by virtue of N.J.A.C. 13:69L-1.4(a). For purposes of N.J.A.C. 13:69L-1.2, Owner shall be deemed the casino operator of the Casino responsible for submitting and maintaining the internal controls required by N.J.S.A. 5:12-99 and, in accordance with N.J.A.C. 13:69L-1.4(a), primarily liable for the obligation to file returns and reports and to pay the gross revenue tax, the Internet Gaming gross revenue tax, and any investment alternative taxes.
14.03    Effectiveness of this Agreement. The Parties acknowledge that, in accordance with N.J.S.A. 5:12-82(c), N.J.S.A. 5:12-85(a)(8) and N.J.A.C. 13:69A-5.16(a)(13), this Agreement shall be filed with the Commission and the Division and this Agreement shall not be effective unless expressly approved by the Commission.
ARTICLE 15
REPRESENTATIONS AND WARRANTIES

15.01    Manager Representations and Warranties.
(a)    The Manager is duly organized and is validly existing and in good standing, if applicable, in the jurisdiction in which it is organized, with requisite power and authority to transact the businesses in which it is now engaged. The Manager is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Casino, its businesses and operations except, in each case, where the failure to be so qualified or in good standing would not materially impair (i) the Manager’s ability to carry out its obligations hereunder, (ii) the operation of the Casino, or (iii) the Gaming Licenses. The Manager shall, prior to the Commencement Date, possess all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to serve as the manager of Taj Mahal.

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(b)    The Manager has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by or on behalf of the Manager and constitutes legal, valid and binding obligations of the Manager enforceable against the Manager in accordance with its terms.
(c)    The execution, delivery and performance of this Agreement by the Manager will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the terms of any partnership agreement, management agreement, franchise agreement or other agreement or instrument to which the Manager is a party (except, in each case, where any such breach or default would not materially impair (i) the Manager’s ability to carry out its obligations hereunder, (ii) the operation of the Casino, or (iii) the Gaming Licenses); nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Manager or any license or other approval required to operate the Casino, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by the Manager will have been obtained as of the Commencement Date.
(d)    The Manager shall be responsible for obtaining and maintaining the Casino Industry Service Industry Enterprise License and any transactional waiver required to be obtained and maintained by the Manager pursuant to N.J.S.A. 5:12-82(c)(7) in order to manage the Casino pursuant to this Agreement. The Manager will be responsible for all fees and costs incurred by Manager in conjunction with obtaining and maintaining the required license.
15.02    Owner Representations and Warranties.
(a)    The Owner is duly organized and is validly existing and in good standing, in the jurisdiction in which it is organized, with requisite power and authority to transact the businesses in which it is now engaged. The Owner is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Casino, its businesses and operations. Upon the Commencement Date, the Owner will possess all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Casino, conduct Gaming activities, and to enter into this Agreement.
(b)    The Owner has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by or on behalf of the Owner and constitutes legal, valid and binding obligations of the Owner enforceable against the Owner in accordance with its terms.
(c)    The execution, delivery and performance of this Agreement by the Owner will not conflict with or result in a breach of any of the terms or provisions of or constitute a default under the terms of any partnership agreement, management agreement, franchise agreement or other agreement or instrument to which the Owner is a party, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction

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over the Owner or any license or other approval required to operate the Casino and conduct Gaming activities, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by the Owner will have been obtained as of the Commencement Date.
(d)    On or prior to the Commencement Date, the Owner will deliver to the Manager a true, correct and complete schedule of all employees employed at the Casino, stating each employee’s job title, hourly wage, whether such employee is employed on a full-time or part-time basis and whether such employee is a union employee. To the Owner’s knowledge, the hours worked by and payment made to employees of the Owner are not in violation of the Fair Labor Standards Act or any other applicable Legal Requirements in any material respect. Neither the Owner nor, to the Owner’s knowledge, any of its employees, agents or representatives have committed any material unfair labor practice as defined in the National Labor Relations Act.
(e)    The Owner is and has been in compliance in all material respects, with all applicable Legal Requirements respecting employment and employment practices, including without limitation, all laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closure and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance. The Owner is not delinquent, in accordance with its payment policies, in payments to any employees or former employees for any services or amounts legally or contractually required to be reimbursed or otherwise paid. The Owner is not a party to, or otherwise bound by, any order solely binding against the Owner and/or its Affiliates other than Manager relating to employees or employment practices.
(f)    The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or other violation of any collective bargaining agreement, employment agreement, consulting agreement, or any other labor-related agreement to which the Owner is a party and/or by which the Owner is otherwise bound.
(g)    On or prior to the Commencement Date, the Owner will possess all licenses, permits, franchises, authorizations, certificates, approvals, waivers, and consents, including, without limitation, all certificates of occupancy, all environmental, liquor, Gaming Licenses, and health and safety licenses of all applicable Governmental Authorities which are material to the conduct of their business, use, occupation and operation of the Casino and its related Gaming activities consistent with the Operating Standard (collectively, “Operating Permits”), each such Operating Permit is and will be in full force and effect, the Owner and each of its Affiliates other than Manager are in compliance in all material respects with all such Operating Permits, and, to the Owner’s knowledge, no event (including, without limitation, any material violation of any law, rule or regulation) has occurred which would be reasonably likely to lead to the revocation or termination of any such Operating Permit or the imposition of any restriction thereon.

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(h)    The Owner will be responsible for obtaining and maintaining, and shall obtain and maintain, all applicable Gaming Licenses, and all other licenses and permits required to be maintained by the Owner pursuant to the determination of the Gaming Authorities and any other federal, state, or local agency having authority over the operation of the Casino. The Owner will be responsible for the fees and cost associated with any such licenses or permits, including, but not limited to, license fees and taxes and such bonds as the Commission and Division may require in connection with the issuance of the Gaming Licenses.
(i)    The Owner has all rights, title and interest to and in Owner’s Intellectual Property licensed to Manager pursuant to Article 12, and authority to license such Intellectual Property to Manager in accordance with the terms of this Agreement.
15.03    General Warranties. Each Party will diligently pursue all Regulatory Approvals and other necessary governmental license and permits required to satisfy their obligations under this Agreement.
ARTICLE 16
SUCCESSORS AND ASSIGNS
16.01    No Assignment without Consent. Neither Party may assign any rights or delegate any obligations under this Agreement without the other Party’s consent, in its sole discretion; provided, however, that Manager may, without the consent of Owner, assign its rights and delegate its duties hereunder to any Person in which Manager owns a majority of the voting equity interests, and Owner may, without the consent of Manager, assign its rights and delegate its duties hereunder to third party purchaser of all or substantially all of Owner’s assets or equity, in which case the termination provisions for a Change of Control shall apply. Prior to any assignment or delegation hereunder, the Party desiring to make such assignment or delegation shall first provide written notice to the Commission and the Division, with a copy to the other Party, for a determination and compliance with any necessary Regulatory Approvals for such action.
16.02    Non-Disturbance and Attornment. Upon Manager’s reasonable request or in the event of a Change of Control or refinancing or restructuring of any third-party debt by Owner, Owner shall deliver to Manager a non-disturbance agreement for the benefit of Manager from each of Owner’s secured lenders in such lenders’ standard form pursuant to which Manager’s rights under this Agreement will not be disturbed as a result of a loan default which does not arise from a breach by Manager that would entitle Owner to terminate this Agreement, and Manager agrees to attorn to any secured lender, bondholder, or agent or collateral trustee on behalf of same, that acquires title to Taj Mahal as a result of a foreclosure, deed in lieu of foreclosure or other exercise of remedies under any financing documents pertaining to Taj Mahal or Owner following a default by Owner thereunder.
16.03    Assigns Bound. Subject to the provisions of this Agreement regarding and/or restricting assignments as set forth elsewhere in this Agreement, the terms, provisions, covenants, undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the

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benefit of the successors in interest and the assigns of the Parties with the same effect as if mentioned in each instance where the Party is named or referred to, except that no assignment, transfer, pledge, mortgage, lease or sublease by or through Manager or by or through Owner, as the case may be, in violation of the provisions of this Agreement shall vest any rights in the assignee, transferee, pledgee, mortgagee, lessee, sublessee or occupant.
ARTICLE 17
NOTICES

17.01    Notices. Any notices required to be sent under this Agreement shall be either (i) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered on the day of deposit, postage prepaid in the U.S. Mail, (ii) sent by overnight courier for next Business Day delivery using a nationally recognized overnight courier, in which case it shall be deemed delivered on the day of deposit with such courier, (iii) sent by telefax (accompanied by e-mail), in which case notice shall be deemed delivered on the date confirmed fax, but a telefax shall be deemed delivered on the next Business Day if the time of the confirmed fax is after 4:00 p.m. eastern time, or (iv) sent by e-mail, in which case notice shall be deemed delivered on the date of the e-mail is received, but an email shall be deemed delivered on the next Business Day if the time of the confirmed receipt is after 4:00 p.m. eastern time. The below addresses may be changed by a Party upon written notice to the other Party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Any notice desired or required to be given by a Party hereto may be given on behalf of such Party by such party’s legal counsel.
If to Owner:
Trump Taj Mahal Associates, LLC
c/o Icahn Enterprises L.P.
767 Fifth Avenue
47th Floor
New York, New York 10153
Attn.: Keith Cozza
President and Chief Executive Officer

With a copy to:
Icahn Enterprises L.P.
767 Fifth Avenue
47th Floor
New York, New York 10153
Attn.: Andrew Langham, Esquire
General Counsel

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If to Guarantor:

IEH Investments I, LLC
c/o Icahn Enterprises L.P.
767 Fifth Avenue
47th Floor
New York, New York 10153
Attn.: Keith Cozza
President and Chief Executive Officer

With a copy to:

Icahn Enterprises L.P.
767 Fifth Avenue
47th Floor
New York, New York 10153
Attn.: Andrew Langham, Esquire
General Counsel

If to Manager:
TEI Management Services LLC
c/o Tropicana Entertainment, Inc.
2841 Boardwalk
Atlantic City, NJ 08401
Attention:    Anthony P. Rodio,
President and Chief Operating Officer
and to:
TEI Management Services LLC
c/o Tropicana Entertainment, Inc.
2841 Boardwalk
Atlantic City NJ 08401
Attention:    William C. Murtha, Esquire,
Executive Vice President & General Counsel
With a copy to:

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Duane Morris LLP
1940 East Rt. 70, Suite 200
Cherry Hill, NJ 08003
Attn: Gilbert Brooks, Esquire

ARTICLE 18
GENERAL PROVISIONS

18.01    Amendments. Neither this Agreement nor any of its terms or provisions may be amended, modified, changed, waived or discharged, except by an instrument in writing signed by the Party against whom the enforcement of the amendment modification, change, waiver or discharge is sought. Proposed amendments shall be submitted to the Commission and the Division for review and determination of whether prior approval or any other Regulatory Approvals are required in connection with such amendment.
18.02    Confidentiality.
(a)    The Parties understand and acknowledge that in connection with the transactions contemplated by this Agreement, information of a confidential, proprietary and/or trade secret nature may be revealed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) and that such information constitutes valuable and unique business assets of the Disclosing Party. The Receiving Party acknowledges and agrees that all Confidential Information (as defined below) of the Disclosing Party is the sole and exclusive property of the Disclosing Party and/or its Affiliates other than the Receiving Party and constitutes confidential and proprietary information and trade secrets of the Disclosing Party and/or its Affiliates other than the Receiving Party, and the Receiving Party shall not at any time provide information or testimony or take any position, public or private, to the contrary.
(b)    The Receiving Party shall, and shall cause its employees, agents and Affiliates other than the Disclosing Party to, keep all Confidential Information of the Disclosing Party strictly confidential and shall not, directly or indirectly, disclose it to any third party at any time without the prior written consent of the Disclosing Party, which may be withheld in the Disclosing Party’s sole discretion. Upon termination of this Agreement, or at any time the Disclosing Party so requests, the Receiving Party shall deliver immediately to the Disclosing Party all agreements, communications, documents, information, data and materials in whatever form or media (including, without limitation, all copies and reproductions thereof) related to the Disclosing Party’s and its Affiliates’ businesses other than the Receiving Party’s business and all other Confidential Information and property of the Disclosing Party and its Affiliates other than the Receiving Party, which the Receiving Party obtained or generated in connection with or pursuant to this Agreement.

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(c)    “Confidential Information” as used in this Agreement shall mean all information provided or made available to the Receiving Party by any source or generated, gathered, learned, acquired or developed by the Receiving Party and, in each case, relating directly or indirectly to the business of the Disclosing Party or any of its Affiliates other than the Receiving Party or to any and all customers of the Disclosing Party or any of its Affiliates other than the Receiving Party, including, without limitation, information that relates to the Disclosing Party’s business, marketing, markets, products, services, intellectual property, inventions, operational methods, technical processes, computer programs, strategic plans, forecasts, books and records, operational information, customers, customer lists, potential customer lists, contracts, research reports and related data, technology and trade secrets, employee lists and personnel information, ideas, prototypes, software, financial information, algorithms, schematics, development plans and strategies, databases, software and systems, pricing, profitability, performance and other information of the Disclosing Party or any of its Affiliates other than the Receiving Party not readily available to the public that were made known to the Receiving Party by virtue of this Agreement. Confidential Information shall be all such information as described above that the Disclosing Party considers to be confidential and proprietary, whether or not labeled as such and regardless of the method of transmission or the media in which the same is stored, conveyed or recorded.
(d)    Confidential Information shall not include any information that (i) is or becomes publicly available without the breach of an obligation of confidentiality owed to the Disclosing Party; (ii) became known to the Receiving Party prior to the Disclosing Party’s disclosure of such information to the Receiving Party; or (iii) is independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information. Further, if disclosure by the Receiving Party of all or any part of the Disclosing Party’s Confidential Information is required by compulsory federal or state judicial, regulatory or governmental process and the failure to make such disclosure would subject the Receiving Party to censure or fine, the Receiving Party agrees to (x) promptly notify the Disclosing Party of the proposed disclosure; (y) disclose only such information which is required by such federal or state judicial, regulatory or governmental process to be disclosed; and (z) use commercially reasonable efforts to cooperate with the Disclosing Party in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed information to the maximum extent reasonably possible or to obtain such other protection under applicable law of the confidential nature of such information to the maximum extent reasonably possible. The provisions of this Section 18.02 shall survive the expiration or sooner termination of this Agreement for any reason.
18.03    Public Statements. The Parties shall cooperate with each other on all press releases and other public statements relating to Taj Mahal and neither Party shall issue any press release or other public statement relating to Taj Mahal without the prior written approval of the other Party, except for any public statement required under applicable law, provided that Manager may make public statements and press releases regarding Taj Mahal in connection with the management and operation of Taj Mahal in the

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ordinary course of business. With respect to any public statement required under applicable law, the issuing Party shall provide the other Party with a reasonable opportunity to review and comment upon any such statement prior to its issuance. To the extent required by law, each Party may file a copy of this Agreement with the Securities Exchange Commission or any Gaming Authorities, and each Party, at its own expense, shall cooperate with the other Party and execute all documents reasonably required in connection therewith. In such filing, the Parties shall request confidential treatment of any sensitive provisions of this Agreement, to the extent permitted by law or as the Parties shall otherwise agree. In addition, either Party may make reference to Taj Mahal, this Agreement and such Party’s business in connection with filings with the Securities Exchange Commission, any notice or filing required by any Gaming Authorities, investor and lender reports and presentations, financing documents and offering materials.
18.04    Governing Law.
(a)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW JERSEY, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, THE MANAGER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE OWNER OR THE MANAGER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN EITHER THE SUPERIOR COURT OF NEW JERSEY, LAW DIVISION, ATLANTIC COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY, CAMDEN VICINAGE, AND THE PARTIES WAIVE ANY OBJECTIONS WHICH EITHER MAY HAVE ASSERTED NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS IN CONNECTION WITH OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.
18.05    Trial by Jury. THE PARTIES HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY

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FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTIES, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE PARTIES ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS AGREEMENT IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.
18.06    Waiver of Certain Damages. TO THE EXTENT PERMITTED BY LAW, (A) EACH OF MANAGER AND OWNER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO CLAIM AGAINST THE OTHER OR (EXCEPT IN THE CASE OF INDEMNIFICATION OF THE MANAGER BY THE OWNER AGAINST ANY CLAIMS OF THIRD PARTIES OR AS OTHERWISE PROVIDED IN SECTION 9.05) RECEIVE FROM THE OTHER CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES AND (B) OWNER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO CLAIM AGAINST OR RECEIVE FROM MANAGER ANY DAMAGES WITH RESPECT TO ANY LITIGATION BETWEEN THE PARTIES, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY AND ALL CAUSE OR CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS, CROSS-CLAIMS, THIRD PARTY CLAIMS AND INTERVENER’S CLAIMS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, REGARDLESS OF THE CAUSE OR CAUSES OF ACTION, DEFENSES OR COUNTERCLAIMS ALLEGED OR THE RELIEF SOUGHT BY ANY PARTY, AND REGARDLESS OF WHETHER SUCH CAUSES OF ACTION, DEFENSES OR COUNTERCLAIMS ARE BASED ON, OR ARISE OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER, OUT OF ANY ALLEGED CONDUCT OR COURSE OF CONDUCT, DEALING OR COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR OTHERWISE. ANY PARTY HERETO MAY FILE A COPY OF THIS AGREEMENT WITH THE COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF THE PARTIES SET FORTH HEREIN.
IN FURTHER EVIDENCE OF THEIR AGREEMENT TO THIS WAIVER PROVISION, MANAGER AND OWNER HAVE INITIALED BELOW:
MANAGER: ______________    OWNER: _____________
18.07    Savings Clause. To the extent that any provision of this Agreement is prohibited or ineffective under any applicable law or regulation, this Agreement shall be considered automatically amended to the smallest degree possible in order to make such provision effective under such law or regulation (and, if such law or regulation is subsequently amended or interpreted in such manner as to

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make effective any provision of this Agreement that was formerly rendered invalid, such provision shall automatically be considered to be valid from the effective date of such amendment or interpretation).
18.08    Force Majeure. Each Party shall be excused from the performance of any obligation under this Agreement if prevented by any delay, non-performance, inability to perform or stoppage due to any of the following causes: strikes, lockouts, labor disputes, failure of power, acts of public enemies of this State or of the United States, terrorism, riots, insurrections, civil commotion, inclement weather, natural disaster, inability to obtain labor and/or materials or reasonable substitutes for either, governmental restrictions or regulations or controls, casualties and/or any other causes beyond the reasonable control of the Party whose performance is affected thereby. The time within which such obligation must be performed will be extended for a period of time equivalent to the delay from such cause.
18.09    Waiver. None of the terms of this Agreement or any term, right or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the Party to be charged therewith. No failure or delay by a Party to insist upon the strict performance of any term of this Agreement, or to exercise any right or remedy as a consequence of a breach thereof, shall constitute a waiver of any breach or any subsequent breach of such term. No waiver of any default shall affect or alter this Agreement, but each and every term of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach.
18.10    Entire Agreement. This Agreement, the other writings lawfully executed by the Parties and expressly stated to be supplemental hereto, and any instruments to be executed and delivered pursuant to this Agreement, constitute the entire agreement between the Parties and supersede all prior understandings and writings. The Parties hereby agree that each has carefully read this Agreement and that the terms and conditions set forth herein are satisfactory and that the terms and conditions set forth herein can only be changed, modified or amended by a written document signed by each of the Parties.
18.11    Liability. The Parties agree that in no event shall either Party be liable for indirect, special, consequential or punitive damages, except with respect to indemnification obligations for third party claims.
18.12    No Third Party Beneficiaries. Nothing in this Agreement shall be construed as implying or intending any third party beneficiaries to this Agreement.
18.13    Standard of Reasonableness. Unless specifically provided otherwise, all provisions of this Agreement and all collateral agreements and actions necessary to implement or enforce any such agreement or provision shall be governed by a standard of commercial reasonableness and good faith, and whenever the consent or approval of a Party is contemplated, such consent or approval may not be unreasonably denied, conditioned or delayed.
18.14    Further Assurances. The Parties shall do and cause to be done all such acts, matters and things and shall execute and deliver all such documents and instruments as shall be required to enable the

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Parties to perform their respective obligations under, and to give effect to the transactions contemplated by, this Agreement.
18.15    Counterparts. This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts and by facsimile or pdf, with the same effect as if all Parties had signed the same documents, each of which will be considered an original, but all such counterparts together will constitute but one and the same Agreement.
18.16    Liens. The Manager acknowledges and agrees that under no circumstances will the Manager be entitled to a lien on the Casino in connection with this Agreement.
18.17    Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
18.18    Consents. Wherever in this Agreement the consent or approval of Owner or Manager is required, such consent or approval shall be in writing and executed by a fully authorized officer or manager of the Party granting such consent or approval. Where this Agreement requires an approval or consent of a Party, the request for such approval or consent shall not be unreasonably withheld, delayed or conditioned, except to the extent that this Agreement expressly provides for another standard to apply.
18.19    Interpretation. Words of any gender used in this Agreement shall be held and construed to and include any other gender, and words singular shall be held to include the plural, unless the context otherwise requires. The captions or headings used in this Agreement are inserted and included solely for convenience and shall never be considered or given any effect in construing the provisions hereof if any question of intent should arise.
18.20    Interest. Unless otherwise required herein, all payments which are required or permitted to be made by one Party to another Party pursuant to this Agreement (including, without limitation, the Management Fees and any Out-of-Pocket Expenses) and which are not made on the due date of payment shall, unless the sole cause of the failure to make such payments is the failure of the Party to whom payment was to be made to do that which this Agreement requires the Party to do in order to receive the required or permitted payment, bear interest at the rate of [***] per annum (the “Interest Rate”) from the due date of payment to the date that payment is made compounded annually and calculated on the basis of a three-hundred-sixty (360) day year. Whenever such interest is to be calculated over a period of one or more years, it shall be compounded annually.
18.21    No Waivers. No failure or delay by the Parties to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term, or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No waiver of

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any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.
[The signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the day and year first above written.

OWNER: Trump Taj Mahal Associates, LLC
By:	/s/ Daniel McFadden
Name:	Daniel McFadden
Title:	CFO

MANAGER: TEI Management Services LLC
By:	/s/ Anthony P. Rodio
Name:	Anthony P. Rodio
Title:	President and CEO

GUARANTOR: IEH Investments I, LLC
By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	President

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EXHIBIT A
Form of Notice of Commencement
Reference is made to that certain Management Agreement (the “Agreement”), dated as of March 1, 2016, by and between Trump Taj Mahal Associates, LLC, a New Jersey limited liability company (the “Owner”), TEI Management Services LLC, a Delaware limited liability company (the “Manager”) and IEH Investments I, LLC, a Delaware limited liability company (the “Guarantor”). Capitalized terms used herein without definition have the meanings ascribed thereto in the Agreement.
Pursuant to Section 2.04 of the Agreement, Owner and Manager and hereby acknowledge the Commencement Date occurred on [ ], 2016.

TRUMP TAJ MAHAL ASSOCIATES, LLC
By:
Name:
Title:

TEI MANAGEMENT SERVICES LLC
By:
Name:
Title: